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                                                                    EXHIBIT 99.j

                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights" and "Other Service Providers" and to the use of our reports dated December 19, 2002 and February 14, 2003 in the Registration Statement (Form N-1A) of the American AAdvantage Funds and their incorporation by reference in the related Prospectuses and Statements of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 42 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387) and in this Amendment No. 43 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4984).


                                                /s/ Ernst & Young LLP

Dallas, Texas
February 24, 2003
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 42 to Registration Statement No. 33-11387 on Form N-1A of American AAdvantage Funds of our reports dated February 20, 2003 for Master Small Cap Index Series and for Master International Index Series, appearing in the December 31, 2002 Annual Report of American AAdvantage Funds - Small Cap Index Fund and International Equity Index Fund.


/s/ Deloitte & Touche LLP

Princeton, New Jersey
February 27, 2003